SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 25, 2004
                       (Date of earliest event reported)



                             NESCO INDUSTRIES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                     000-28307                  13-3709558
------------------          ---------------              -------------
(State or other               (Commission                (IRS Employer
jurisdiction of               File Number)             Identification No.)
Incorporation)


305 Madison Avenue, New York, NY 10165                     10165
--------------------------------------                  ------------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (212) 808-0607



22-09 Queens Plaza North, Long Island City, New York 11101
----------------------------------------------------------------------
(Former name or former address, if changed since last report

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Item 1 - Changes in Control of Registrant

     (1) Transaction

     Effective May 25, 2004, Nesco Industries, Inc. ("Nesco"), a Nevada corporation, Hydrogel Design Systems, Inc., a privately-held Delaware corporation ("HDS"), certain stockholders of Nesco (the "Nesco Stockholders") and certain stockholders of HDS (the "HDS Stockholders") completed the transactions contemplated by the Share Exchange Agreement, dated as of April 29, 2004, by and among Nesco, HDS, the Nesco Stockholders and the HDS Stockholders (the "Exchange Agreement"), whereby HDS has become a majority owned subsidiary of Nesco and, upon the completion of the exchange of HDS securities for shares of Nesco common stock, the holders of HDS common stock and debt will hold a majority interest of Nesco.

     In addition to the exchange of HDS common stock and debt for shares of Nesco common stock ("Nesco Common Stock"), Nesco has agreed to dispose of all of its subsidiaries, convert all of its currently outstanding preferred stock and warrants into common stock and exchange certain of its indebtedness into common stock.

     The transactions contemplated by the Exchange Agreement are intended to be a tax free exchange pursuant to Section 368 of the Internal Revenue Code of 1986.

     Nesco had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the Exchange Agreement. However, because Nesco did not have the required number of authorized shares of common stock to complete the exchange on this basis, it agreed to issue shares of its newly designated Series B Preferred Stock ("Preferred Stock") for, among others, equity and debt of HDS as described in the schedule below. Upon filing of the Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which Nesco is authorized to issue, each share of the Preferred Stock will be automatically converted into shares of Nesco Common Stock.

     The following sets forth the securities and debt of HDS being exchanged for the Preferred Stock.


3,240,593 shares    Exchanged for 38,887  shares of Preferred  Stock and will be
of HDS common       automatically  converted  into  29,165,250  shares of common
stock               stock

295,853 shares of   Exchanged for 14,201  shares of Preferred  Stock and will be
HDS Series B        automatically  converted  into  10,650,750  shares of common
Preferred           stock.

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


612,500 HDS         Will be exchanged for Nesco  Warrants  entitling the holders
warrants            to acquire nine shares of Nesco  Common Stock upon  exercise of one Warrant. Exercise of all the Warrants would entitle the holders to acquire 5,512,500 shares of Nesco Common
                    Stock.

545,120 HDS         Exchanged for Nesco options entitling the holders to acquire
Options             36 shares of  Preferred  Stock.  Exercise of all the options after conversion of the Preferred Stock would entitle the holders to acquire 19,624,320 shares of Nesco Common Stock.

HDS Term Debt       In  consideration  of an extension of the HDS Term Debt, the holders will receive a warrant to acquire one share of Nesco
                    Common Stock for each dollar of HDS debt exchanged for Nesco debt.  The  exercise  price will be the  Applicable  Trading
                    Price  as  provided  for in the  Exchange  Agreement.  3,648 shares of  Preferred  Stock will be issued to the holders of
                    the  HDS  Term  Debt  upon   exercise.   These  shares  will
                    automatically  be converted into  2,736,000  shares of Nesco
                    Common Stock.

Convertible HDS     On or before the maturity  date of December  31,  2005,  the
Term Debt           Convertible  HDS Term  Debt is  initially  convertible  into
                    30,928 shares of Preferred Stock and then automatically converted into 23,196,000 shares of Nesco Common Stock.

Non-convertible     Non-convertible  HDS  term  Debt  in  the  principle  amount
HDS Term Debt       $803,212 will be exchanged for 8% of Convertible  Debentures of Nesco in like amount and the maturity date extended until

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                    December 31, 2005. The  conversion  price will be determined by the Applicable Trading Price as provided for in the Exchange Agreement.

The physical exchange of Nesco Common Stock for HDS securities will occur as HDS holders deliver their securities to Nesco for exchange. If all remaining shares of HDS common and preferred stock are exchanged for shares of Nesco Common Stock, a total of 58,884,786 shares of Nesco Common Stock will be issued in exchange. If all the HDS common and preferred stock is exchanged for Nesco Common Stock the holders would own approximately 54.3 percent of Nesco's Common Stock. Currently, 44.6% of Nesco's voting securities have been exchanged and are owned by the HDS stockholders.

In addition to the Nesco Common Stock exchange shares, Nesco also issued the following:

     -- 6,500,000 shares of common stock to various advisors for services rendered in connection with the Exchange Agreement.
     -- 3,000,000 shares of common stock issued in connection with the sale of the Nesco subsidiaries; and
     -- 20,000 shares of Preferred Stock which will be converted to 15,000,000 shares of common stock for the conversion of Nesco outstanding debt of $985,000.

Item 2 - Acquisition or Disposition of Assets

     (a) Upon the closing of the Exchange Agreement as set forth above, Nesco acquired HDS and its operating assets.

     (b) HDS develops, manufactures and markets high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. HDS gels are produced using unique proprietary manufacturing technologies which enable HDS to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics while maintaining product integrity. HDS gels are also stable in form and composition, adhere painlessly to the human body and are compatible with active ingredients. Nesco intends to continue such use of the HDS assets.

Item 5 - Other Events.

Nesco has moved its offices to 305 Madison Avenue, New York, NY 10165.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

     (1)  Financial Statement of Business Acquired*
     (2)  Pro-forma Financial Information*

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     (3)  Exhibits

          2.1 Share Exchange Agreement dated April 29, 2004 among Nesco Industries, Inc., Hydrogel Design Systems, Inc. and certain signatory shareholders of Nesco and HDS

          3.1  Amendment to  Certificate  of  Designation  of Series A Preferred
               Stock

          3.2  Certificate of Designation of Series B Preferred Stock.



_________
*To be filed by amendment

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


                                        NESCO INDUSTRIES, INC.


                                        By:/s/ Matthew Harriton
                                           ---------------------
                                               Matthew Harriton
                                                   President

Dated:  June 9, 2004





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